As filed with the Securities and Exchange Commission on October 5, 2007

Registration No. 333-114770

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARCHSTONE-SMITH TRUST

(Exact name of registrant as specified in its charter)

Maryland	84-1592064
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

c/o TISHMAN SPEYER ARCHSTONE-SMITH MULTIFAMILY SERIES I TRUST

9200 E. Panorama, Suite 400

Englewood, Colorado 80112

(303) 708-5959

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Caroline Brower

Executive Vice President and General Counsel

Tishman Speyer Archstone-Smith Multifamily Series I Trust

9200 E. Panorama, Suite 400

Englewood, Colorado 80112

(303) 708-5959

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Adam O. Emmerich

David E. Shapiro

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

(212) 403-1000

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-114770) of Archstone-Smith Trust, a Maryland real estate investment trust (“ASN”).

On October 5, 2007, pursuant to the terms of the Agreement and Plan of Merger, dated as of May 28, 2007, as amended by Amendment No. 1 thereto, dated as of August 5, 2007, by and among ASN, Archstone-Smith Operating Trust, River Holding, LP, River Acquisition (MD), LP  and River Trust Acquisition (MD), LLC, ASN merged with and into Tishman Speyer Archstone-Smith Multifamily Series I Trust, an assignee of River Acquisition (MD), LP (the “Merger”).

As a result of the consummation of the Merger, ASN’s common shares of beneficial interest, par value $0.01 per share, are no longer publicly traded and a Form 15 to de-register the common shares under the Securities Exchange Act of 1934, as amended, is being contemporaneously filed with the Securities and Exchange Commission. Accordingly, ASN hereby removes from registration all of its securities registered pursuant to this Registration Statement that remain unissued.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 5th day of October 2007.

TISHMAN SPEYER ARCHSTONE-SMITH MULTIFAMILY SERIES I TRUST (as surviving entity of its merger with Archstone- Smith Trust)

By:	/s/ Caroline Brower
	Name:	Caroline Brower
	Title:	Executive Vice President and General
Counsel

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